                                                                      EXHIBIT 99

PRESS RELEASE

UNITED BANCORP, INC.

201 South 4th at Hickory Street, Martins Ferry, OH  43935

Contact: James W. Everson               Randall M. Greenwood
         Chairman, President and CEO    Senior Vice President, CFO and Treasurer
Phone:   (740) 633-0445 Ext. 120        (740) 633-0445 Ext. 181
         ceo@unitedbancorp.com          cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE:     10:00 AM     April 24, 2003

SUBJECT: UNITED BANCORP, INC. REPORTS FIRST QUARTER 2003 EARNINGS PER SHARE
         INCREASES OF 19% AND DECLARES A CASH DIVIDEND OF 13 CENTS PER SHARE.

MARTINS FERRY, OHIO --- United Bancorp, Inc. (NASDAQ: UBCP), headquartered in Martins Ferry, Ohio reported earnings of $803,000 compared to $680,000 for the quarter ended March 31, 2003 and 2002, respectively. On a per share basis, basic earnings per share was $0.25 for the quarter ended March 31, 2003 compared to $0.21 for the quarter ended March 31, 2002, a solid increase of 19%. On April 23, 2003, the Board of Directors declared the second quarter dividend payment of 13 cents per share for shareholders of record on May 30, 2003, with a payment date of June 20, 2003. This dividend represents a projected annual dividend of 52 cents per share paid in 2003, a 4% increase over the 50 cents per share annual dividend paid in 2002. Earnings per share data for the 2002 quarter gives effect to the 5% share dividend paid in December 2002.

Randall M. Greenwood, Senior Vice President, CFO and Treasurer, of UBCP remarked, "First quarter earnings generated an annualized 0.88% return on average assets ("ROA") and an annualized 10.02% return on average equity ("ROE") compared to 0.82% ROA and 9.00% ROE for the same period in 2002". Greenwood also indicated that United Bancorp, Inc's 2003 quarterly earnings have benefited from strong growth of 36% in non-interest income over the comparable 2002 quarter. The major components of the increase in non-interest income included an increase in service charge income of $29,000 and earnings on bank owned life insurance contracts of $90,000. Realized gains from the sale of securities totaled $202,000 for the quarter ended March 31, 2003 compared to $46,000 for the quarter ended March 31, 2002, an increase of $156,000.

James W. Everson, Chairman, President & CEO, stated, "Management is pleased with the first quarter results. The Company benefited from continued strong financial performance at The Citizens Savings Bank affiliate, in Martins Ferry OH, which more than offset the business development costs associated with growth at The Community Bank affiliate in Lancaster, OH." The Citizens Savings Bank generated a net income of $898,000 for the three months ended March 31, 2003 compared to $719,000 for the three months ended March 31, 2002, an increase of 25%. The Community Bank continuing in its start up mode, underperformed its peer group with net income of $8,564 for the three months ended March 31, 2003 compared to $62,689 for the three months ended March 31, 2002. The Community Bank's net income included realized gains from the sale of securities as interest rates fluctuated during the first quarter. Excluding these investment gains, the bank would have posted a net loss of approximately $102,000 for the three months ended March 31, 2003. Our Management Team continues to focus on opportunities to improve The Community Bank's financial results, Everson concluded.

The Annual Meeting of United Bancorp was held at 2:00 p.m. on Wednesday April 23, 2003. Director's James W. Everson, John M. Hoopingarner, Richard L. Riesbeck and Matthew C. Thomas were re-elected to a two-year term as Class of 2005. Those continuing to serve under previous election as Class of 2004 are Michael J. Arciello, Terry A. McGhee and L.E. Richardson. Following the Annual Meeting the Board of Directors appointed the following officers, James W. Everson, Chairman, President & Chief Executive Officer; Alan M. Hooker, Executive Vice President-Chief Administration Officer; Scott A. Everson, Sr. Vice President-Chief Operating Officer; Randall M. Greenwood, Sr. Vice President-Chief Financial Officer & Treasurer; Norman F. Assenza, Jr., Vice President-Chief Compliance Officer & Secretary; Michael A. Lloyd, Vice President-Chief Information Officer and James A. Lodes, Vice President-Chief Lending Officer.

United Bancorp, Inc. is headquartered in Martins Ferry, Ohio and is a multi-bank holding company with total assets of approximately $374 million and total shareholder's equity of approximately $32 million as of March 31, 2003. Affiliates of UBCP include The Citizens Savings Bank and The Community Bank with seventeen banking offices, an Operations Center and a UVEST Investment Services(R) brokerage office located in Ohio serving Athens, Belmont, Carroll, Fairfield, Harrison, Hocking, Jefferson and Tuscarawas Counties. The Company trades on The Nasdaq SmallCap Market tier of the Nasdaq Stock Market under the symbol UBCP, Cusip #90991109.


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                     UNITED BANCORP, INC. MARTINS FERRY, OH
                                  Symbol "UBCP"

                                                               AT OR FOR THE THREE MONTHS ENDED MARCH 31,           %
                                                                     2003                     2002               CHANGE
                                                            ------------------------ -----------------------   ------------
EARNINGS
    Total interest income                                             $   5,214,652           $   5,633,358         -7.43%
    Total interest expense                                                2,029,316               2,464,170        -17.65%
    Net interest income                                                   3,185,336               3,169,188          0.51%
    Provision for loan losses                                               150,000                 157,500         -4.76%
    Other noninterest income                                                542,301                 398,866         35.96%
    Security gains/(losses)                                                 201,928                  46,345        335.71%
    Total noninterest expense                                             2,713,911               2,534,902          7.06%
    Net income                                                              802,525                 680,158         17.99%
PER SHARE
    Earnings per common share - Basic                                 $        0.25           $        0.21         19.05%
    Earnings per common share - Diluted                                        0.25                    0.21         19.05%
    Cash Dividends paid                                                        0.13                    0.12          8.33%
    Book value (end of period)                                                 9.97                    8.83         12.91%
SHARES OUTSTANDING
    Average - Basic                                                       3,186,734               3,273,938     --------
    Average - Diluted                                                     3,199,093               3,283,143     --------
AT QUARTER END
    Total assets                                                      $ 374,333,427           $ 335,034,004         11.73%
    Total assets (average)                                              363,728,000             339,113,000          7.26%
    Net loans                                                           186,913,225             180,353,618          3.64%
    Securities                                                          138,239,897             123,788,330         11.67%
    Shareholders' equity                                                 31,725,317              28,842,996          9.99%
    Shareholders' equity (average)                                       32,050,000              30,238,000          5.99%
STOCK DATA
    Market value - last close (end of period)                         $       13.80           $       13.33          3.53%
    Dividend payout ratio (annualized)                                       52.00%                  59.09%        -12.00%
    Price earnings ratio (annualized)                                         13.80 x                 15.91 x      -13.26%
KEY PERFORMANCE RATIOS (ANNUALIZED)
    Return on average assets (ROA)                                            0.88%                   0.80%         10.00%
    Return on average equity (ROE)                                           10.02%                   9.00%         11.33%
    Net interest margin                                                       3.79%                   3.97%         -4.53%
    Interest expense to average assets                                        2.23%                   2.91%        -23.37%
    Total allowance loan losses
        to nonaccrual loans                                                 388.75%                 439.34%        -11.51%
    Total allowance loan losses
        to total loans                                                        1.58%                   1.61%         -1.86%
   Nonperforming loans to total loans                                         0.41%                   0.37%         10.81%
   Nonperforming assets to total assets                                       0.21%                   0.20%          5.00%
   Net charge-offs to average loans                                           0.25%                   0.19%         31.58%
   Equity to assets at period end                                             8.47%                   8.61%         -1.63%

The information contained in this press release contains forward-looking statements regarding expected future performances which are not historical facts and which involve risk and uncertainties. Actual results and performance could differ materially from those contemplated by these forward-looking statements.